UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 7, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 656-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 7, 2011, at a special meeting of stockholders of NYSE Euronext, NYSE Euronext’s stockholders approved the following proposals (with the final results for each matter indicated below):

•         Proposal No. 1. The proposal to adopt the business combination agreement, dated as of February 15, by and among Deutsche Börse, NYSE Euronext, Alpha Beta Netherlands Holding N.V. (“Holdco”) and Pomme Merger Corporation (as amended by Amendment No. 1, dated as of May 2, 2011 and Amendment No. 2, dated as of June 16, 2011, the “Business Combination Agreement”).  This proposal received 172,146,395 votes for approval, representing 96.10% of the shares voted and 65.75% of the outstanding shares of NYSE Euronext common stock.

•         Proposal No. 2.  The proposal to include provisions in the Holdco articles of association requiring approval by two-thirds of the votes cast by Holdco shareholders to amend the Holdco articles of association and to approve certain extraordinary transactions.  This proposal received 170,079,965 votes for approval, representing 94.94% of the shares voted.

•         Proposal No. 3:  The proposal to include provisions in the Holdco articles of association requiring approval by two-thirds of the votes cast by the Holdco shareholders, with such votes representing more than one-half of Holdco’s issued share capital, to elect directors of Holdco in certain circumstances and to remove directors of Holdco.  This proposal received 166,686,229 votes for approval, representing 93.05% of the shares voted.

•         Proposal No. 4:  The proposal to include provisions in the Holdco articles of association providing for the appointment of directors to the Holdco board of directors for an initial term expiring at the annual meeting in 2015 (or in 2016 in the case of the Holdco group chairman and Holdco group chief executive).  This proposal received 165,245,677 votes for approval, representing 92.24% of the shares voted.

•         Proposal No. 5:  The proposal to adjourn or postpone the special meeting, if necessary, in order to solicit additional proxies with respect to the above-mentioned proposals and/or hold the special meeting on a date that is on or about the date of the expiration of the offer acceptance period for the exchange offer, in the event that such date of expiration is extended.  This proposal received 158,191,202 votes for approval, representing 88.31% of the shares voted.

These proposals are described in more detail in the proxy statement/prospectus, dated May 10, 2011, filed by NYSE Euronext on May 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             NYSE Euronext

Dated: July 8, 2011              By:  /s/ Janet L. McGinness

                                                             Name:     Janet L. McGinness

                                                             Title:       Senior Vice President &

                                                                            Corporate Secretary